SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 25, 2003

SYMPHONIX DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23767	77-0376250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 First Street, Suite 311, San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 232-0710

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets

On June 25, 2003, Symphonix Devices, Inc. closed the sale of substantially all its remaining assets to a wholly-owned subsidiary of Med-El Elektromedizinische Geräte Gesellschaft m.b.H. Pursuant to the terms of an amended asset purchase agreement among the parties, Symphonix received $2.0 million in exchange for certain of its assets including inventory, property & equipment and intellectual property and the assumption of all patient-related liabilities, including the warranty of all Vibrant Soundbridges currently in use. Symphonix will receive an additional $0.5 million if and when Med-El is able to manufacture the Vibrant Soundbridge in accordance with specifications.

A press release disseminated by Symphonix announcing the closing of the transaction is filed as an exhibit to this report.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMPHONIX DEVICES, INC.

/s/ KIRK B. DAVIS

Kirk B. Davis President and Chief Executive Officer Date: June 25, 2003

EXHIBIT INDEX

Exhibit No.
99.1	Press Release